Exhibit 10.29

WAREHOUSE ASSOCIATES

LEASE AMENDMENT #4

This LEASE AMENDMENT #4 (the “Agreement”) is made and entered as of August 5, 2015 by and between Sharps Compliance, Inc. (“Tenant”) and Warehouse Associates Corporate Centre Kirby II, Ltd. (“Landlord”) plus Warehouse Associates Corporate Centre Kirby IV, Ltd. (“Landlord”).

WITNESSETH:

A.    Landlord, or its predecessor in Interest, and Tenant, or its predecessor in Interest, have heretofore entered into that certain lease dated July 13, 2006 (the “Lease”), and for Lease Amendment #1 dated December 12, 2007, and for Lease Amendment #2 dated March 8, 2010, and for Lease Amendment #3 dated February 6, 2015 for 9220 Kirby Drive, Suite 500 containing 18,231 rentable square feet in the Project known as Corporate Centre Kirby II, located at 9220-9230 Kirby Drive, Houston, Texas, 77054 (the “Premises”),

B.    The parties mutually desire to amend the Lease, subject to the terms and conditions hereof.

NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereby agree as follows:

1.     The parties agree that:

A.	Tenant will lease an additional 9,368 rentable square feet at 9310 Kirby Drive in Warehouse Associates Corporate Centre Kirby IV. See attached Exhibit “A”. Tenant will be allowed to move into lease space on the established Effective Date as defined below.
B.	The lease term shall be sixty-three (63) months. The Lease Commencement date and rent commencement date shall be ninety (90) days from the Effective date.
C.	The Net Monthly Base Rent for this lease space will be: Months 1 – 3 will be $0; Months 4 - 63 will be $1.40 per square foot $13,115.20 per month. In addition to base rent, Tenant shall also pay $0.39 per square foot $3,653.52 per month for estimated operating expenses.
D.	The lease expiration for the 9,368 square foot space shall be sixty-three (63) months from the Lease Commencement date.
E.	Landlord will provide a Tenant allowance $44.20 per square foot ($414,065.60) to be used for construction as outlined in the attached bid dated July 28, 2015 from Horizon Builders (see attached Exhibit “B”) in the amount of $441,685. Tenant shall be responsible for the cost difference in this bid of $27,620 above the Tenant allowance. Tenants construction plan is outlined in Exhibit “C”
F.	Tenant shall have the right to terminate the lease on the 9,368 square foot space at the point at which Tennant enters into a new lease for approximately 21,307 square feet at 9220 Kirby Drive, Suite 100 (currently occupied by Harris County Public Library). The base rental rate for this space will be $1.25 per square foot plus operating expenses. There will not be a gap in rent payments from the 9,368 sf space to the 21,307 sf space. This space will be available as early as December 31, 2016 and as late as July 1, 2017.
G.	In the event that Tenant leases the 21,307 sf space, the rent will commence immediately on the day after either expiration date for the Harris County Public Library as listed in paragraph “F” above, or the date at which they vacate the premises and the premises are in acceptable condition for occupancy by Tenant. The 21,307 sf space will be leased in “AS-IS” condition.

WAREHOUSE ASSOCIATES

2.        Effective Date. The Effective Date will be the later of November 15th, 2015 or upon receipt of the Temporary Certificate of Occupancy and the acceptance of the buildout in accordance with the agreed upon specifications. (herein referred to as the “Effective Date”).

3.        Whole Agreement. This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease between the parties shall remain in full force and effect. In case of any inconsistency between the provisions of the Lease and this Agreement, the latter provisions shall govern and control.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LANDLORD:	Warehouse Associates Corporate Centre Kirby II, Ltd
Warehouse Associates Corporate Centre Kirby IV, Ltd

By:	/s/ David R. David

Name:	David R. David

Its:	Authorized Agent

TENANT: Sharps Compliance, Inc

By:	/s/ Diana P. Diaz

Name:	Diana P. Diaz

Its:	Vice President and Chief Financial Officer